UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2014

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APT MOTOVOX GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	333-165406	27-1668227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8844 Hillcrest Road, Kansas City, Missouri 64138
(Address of Principal Executive Office) (Zip Code)

816-767-8783
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements

On August 29, 2014, APT MotoVox Group, Inc. issued a convertible promissory note in the amount of $78,500 to Auctus Private Equity Fund, LLC. The Company is to pay the principal amount plus 8% interest on May 29, 2015, to the extent such principal amount and interest has not been repaid or converted into the Company's Common Stock.

The Convertible Promissory Note is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Securities Purchase Agreement is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On July 25, 2014, APT MotoVox Group, Inc., (the “Company”) received a “Wells Notice” from the Staff of the Securities and Exchange Commission (“SEC”) regarding the SEC’s preliminary determination that alleged violations for the Company’s failure to timely and individually disclose issuances of unregistered securities.

On August 24, 2014, the Company submitted an offer of Settlement to the SEC to resolve the alleged violations.

While the Company provided information to its shareholders regarding the cumulative number of issued and outstanding shares, the Company did not disclose individual issuances on certain dates both prior and subsequent to the Share Exchange Agreement dated March 27, 2014.

The Company has agreed to pay a total fine of $25,000 to the SEC.  The Company has placed $10,000 in escrow to be paid to the SEC on or before September 15, 2014. The company will make subsequent monthly payments to the SEC of $2,000 on or before the 15th day of each month during the period of October 2014 through April 2015.  The Company will make a final payment of $1,000 to the SEC on or before May 15, 2015.

The Company does not expect any resolution of this matter to have a material adverse effect on its financial results or operations.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1, Convertible Promissory Note, dated August 29, 2014

Exhibit 99.2, Securities Purchase Agreement, dated August 29, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

APT MOTOVOX GROUP, INC.

Date: August 29, 2014	By:	/s/ TROY A. COVEY
Troy A. Covey President,
Director and Principal Executive Officer